Regenicin Changes Its Ticker Symbol to RGIN.OB

(New York, NY) – November 10, 2010 – Regenicin, Inc. (OTC Bulletin Board: WDST), a biotechnology company specializing in the development of regenerative cell therapies to restore the health of damaged tissues and organs, today announced the change of its ticker symbol on the OTC Bulletin Board from "WDST" to "RGIN.OB" effective at the opening of the market on Wednesday, November 10, 2010.

Regenicin CEO, Randall McCoy said the change in ticker symbol was made to better represent the company’s name and future goals in advancing the field of regenerative medicine.

About Regenicin
Regenicin, Inc. is a development stage biotechnology company. Regenicin is a publicly traded company, with headquarters in New York. Additional information can be found in the company's filings with the Securities and Exchange Commission located at www.sec.gov.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the company's current plans and expectations, as well as future results of operations and financial condition. A more extensive listing of risks and factors that may affect the company's business prospects and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the company with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
SOURCE Regenicin(TM), Inc.